EXHIBIT 10.1

                            CONTRACT FOR SALE OF REAL ESTATE


      Las Vegas Motor Speedway, LLC, a Nevada limited liability company ("SELLER"), agrees to sell and convey and Las Vegas Industrial Park, LLC, a Nevada limited liability company ("PURCHASER"), agrees to purchase the tract of land and all improvements thereon situated in Clark County, NV ("Property"), described below on the following terms:

      1. DESCRIPTION: Approximately 100 acres with 27 industrial building that are part of tax parcel 123-23-000-003-00 attached as Exhibit A as well as 280 acres in tax parcels 123-14-000-002-00 and 123-23-000-001-00 attached as Exhibit B.

      2.    PRICE: $53,200,000 payable at closing as follows:

            a.    Cash of $39,900,000; and

            b. A note for $13,300,000; principal and all interest on which shall be due and payable 30 months from the date of Closing, bearing interest at an annual rate equal to 30 day LIBOR plus two percent (2.0%). This note shall be secured by a lien on the Property and by a personal guaranty of O. Bruton Smith..

      3. BUYERS INTENDED USE OF THE PROPERTY: PURCHASER intends to use the Property for all lawful purposes.

      4. ENVIRONMENTAL WARRANTIES BY SELLER: The Property does not contain any: (i) hazardous wastes, hazardous substances or hazardous materials, (ii) toxic substances or toxic pollutants, (iii) petroleum products, petroleum waste materials, or petroleum debris,
            (iv) PCB's, (v) underground storage tanks, or (vi) asbestos, the continued presence of which would constitute a violation of federal, state or local laws, including specifically all environmental protection laws, in effect at the time of closing.

      5. CLOSING DATE: Not later than January 31, 2000. Exclusive possession of the Property to be given by SELLER to PURCHASER at time of closing.

      6.    REVENUE STAMPS AND DEED: To be furnished and paid for by SELLER.

      7.    RECORDING FEES: To be paid by PURCHASER.

      8. PRORATION OF TAXES, ETC.: Current taxes and assessments, rents, interest, on mortgages assumed and insurance premiums on policies transferred shall be apportioned as of the closing date. If closing shall occur before the tax rate is fixed, the taxes shall be apportioned upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation, unless the Property was substantially improved since last assessed valuation.

      9. DESTRUCTION BY CASUALTY, ETC.: Any loss due to casualty prior to closing shall be borne by the SELLER.

      10. CONDITION OF PREMISES: PURCHASER has inspected the Property and is purchasing Property "as is".

      11. TITLE: SELLER will execute and deliver to PURCHASER a general warranty deed conveying a good fee simple and marketable title to the Property with full warranties, subject only to restrictive covenants of record and easements for streets, roads and public utilities of record or apparent.

      12.   OTHER TERMS AND CONDITIONS: NONE

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            IN WITNESS WHEREOF the parties have set their hands and seals this
23rd day of December, 1999.


                                       SELLER:

                                       LAS VEGAS MOTOR SPEEDWAY, LLC


                                       By:    /s/ William R. Brooks
                                              ---------------------------
                                              William R. Brooks, Manager

                                       PURCHASER:

                                       LAS VEGAS INDUSTRIAL PARK, LLC

                                       By:    /s/ O. Bruton Smith
                                              ---------------------------
                                              O. Bruton Smith, Manager